CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICERS
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

Exhibit 32

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Itec Environmental Group, Inc., a Delaware corporation (the “Company”), on Form 10-QSB for the quarter ended June4 30, 2004, as filed with the Securities and Exchange Commission (the “Report”), Gary De Laurentiis, Principal Executive and Principal Financial Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Gary De Laurentiis Principal Executive Officer August 20, 2004

Gary De Laurentiis Principal Financial Officer August 20, 2004

[A signed original of this written statement required by Section 906 has been provided to Itec Environmental Group, Inc. and will be retained by Itec Environmental Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]